EXHIBIT 10.51

                      TERMINATION AGREEMENT

          This Termination Agreement is entered into effective December 21, 1997, between Micron Electronics, Inc., a Minnesota corporation (the "Company"), and Robert F. Subia (the "Officer") (the Company and Officer are jointly referred to herein as the "Parties").

                            RECITALS

          WHEREAS, Officer has been employed as Chairman, Chief
Executive Officer, and President by Micron Custom Manufacturing
Services, Inc., an Idaho corporation and wholly-owned subsidiary of the Company ("CMS");

          WHEREAS, the Company and Officer previously have entered into a Severance Agreement dated January 30, 1996 (the "
Severance Agreement");

          WHEREAS, the Company has entered into a
Recapitalization Agreement dated as of December __, 1997 (the "Recapitalization Agreement"), with CMS and Cornerstone Equity Investors IV, L.P., a Delaware limited partnership ("Investor"), pursuant to which CMS will undergo a Recapitalization (the "Recapitalization"), as a result of which the Company will dispose of 90% of its equity interest in CMS;

          WHEREAS, the Parties recognize that it is in the best interest of the Parties and CMS to provide for a smooth transition when there is a change in management and ownership as a result of the Recapitalization;

          WHEREAS, from and after the Closing Date (as the term "Closing Date" is defined in the Recapitalization Agreement, which definition is incorporated herein by this reference), it is anticipated by Investor and CMS that Officer will continue to be employed by CMS; and

          WHEREAS, the Parties desire to discontinue the employment relationship between them (if any) on the terms and subject to the conditions described in this Termination
Agreement;

          WHEREAS, the Company desires to provide Officer with benefits in consideration for his execution of this Termination
Agreement; and

          WHEREAS, the Parties intend and acknowledge by this Agreement to fully and finally resolve all disputes and differences between them, including, but in no way limited to, any differences that might arise out of Officer's employment relationship with CMS prior to the Closing Date, or with the Company (if any) at any time, and all ambiguities regarding the rights and obligations of the Parties in these circumstances, whether arising under Officer's employment, the Severance Agreement, or otherwise.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. Termination. Effective as of the Closing Date, the following shall automatically occur without the necessity of any further notice: (a) the Severance Agreement shall terminate and be of no further force or effect; (b) Officer shall have no right or entitlement to any employment with the Company; and (c) Officer shall have no authority to act for or bind the Company in any manner or capacity whatsoever, and Officer shall not represent to any third party to the contrary.

          2. Effect of Termination. Subject to the terms and conditions of this Termination Agreement (including without limitation the termination benefits described in paragraph 3), any employment or severance agreement, and any other employment arrangement or understanding, whether written or oral, between Officer and the Company are terminated effective as of the Closing Date, and, other than as expressly set forth in this Termination Agreement, the Parties shall have no further obligation to each other relating to Officer's employment.

          3. Termination Benefits. As consideration for this Termination Agreement, the Company agrees to pay to Officer commencing upon the Closing Date a gross sum totaling One Million Twenty Six Thousand Two Hundred Twenty Three and 05/100 Dollars ($1,026,223.05), less payroll deductions and withholdings.

          4. Employee Benefits. Except as otherwise provided in this Termination Agreement, the rights and benefits of Officer under any Employee Benefit Plan (as the term "Employee Benefit Plan" is defined in the Recapitalization Agreement, which definition is incorporated herein by this reference) shall be determined in accordance with the terms of the Recapitalization Agreement, and the responsibility for any liabilities to Officer for his participation under any Employee Benefit Plans shall be governed by the Recapitalization Agreement.

          5. Stock Options. The Parties agree that certain stock options with the Company have heretofore been granted to Officer, including, without limitation, unvested stock options under the Company's 1995 Stock Option Plan or otherwise. Notwithstanding the terms of any agreement, plan, policy or document, Officer agrees that any and all of his unvested stock options with the Company as of the date hereof shall be forfeited as of the Closing Date, and Officer shall have no entitlement, right, reimbursement, or payment with respect thereto.

          6. Termination of All Other Benefits. Officer shall not be entitled to any payment under any bonus or incentive programs, including without limitation the Company's Executive Bonus Plan or CMS's Executive Bonus Pool, or the Company's Pay for Performance or Profit Sharing programs. All other compensation, perquisites, and benefits heretofore provided by the Company to Officer, if any, will immediately cease upon the Closing Date. After the Closing Date, Officer shall have no rights or entitlement to any benefits, except as otherwise provided with respect to any Employee Benefit Plan as required to be established under the Recapitalization Agreement or as required by the federal Employee Retirement Income Security Act.

          7. Releases. The obligations of the Company and Officer pursuant to this Termination Agreement shall be contingent upon the receipt by Officer from the Company, and by the Company from the Officer, of original releases substantially in the forms attached hereto as Exhibits "A" and "B," respectively, which shall be signed, delivered and effective as of the Closing Date.

          8. Acknowledgment of Extinguishment of Rights. Officer represents and agrees that he fully understands his right to discuss all aspects of this Termination Agreement with his private attorney, that he has been advised of his right to do so in connection with this Termination Agreement, that he has had the opportunity to avail himself of such right, that he has carefully read and fully understands all of the provisions of this Termination Agreement, and he is entering into this Termination Agreement voluntarily and of his own free will. By executing this Termination Agreement, Officer acknowledges and confirms that he has no rights or interest in or against the Company other than those expressly set forth herein, and that by executing this Termination Agreement, he intends to terminate all relationships with the Company, except as stated herein.

          9. Representation Regarding Claims. Officer hereby warrants that as of the date hereof, he has not filed any charge, complaint, claims or legal action in any court, before any administrative agency, or in or before any other forum, naming the Company, or related entities, affiliates, officers, directors or employees as a party. Officer further covenants and agrees that he will not file or assist in the filing of any such charges, complaints, claims, or legal action against the Company, except to the extent necessary to enforce this Termination Agreement.

          10. Confidentiality. The terms and conditions of this Termination Agreement shall be confidential. Neither of the Parties shall disclose nor permit the disclosure of the terms and conditions of this Agreement to any third party, except that the Parties may disclose the terms and conditions of this Agreement to their respective attorneys, directors, officers (including officers of either CMS or the Company), tax advisors, or accountants, or to the Investor or its representatives, or as shall be required pursuant to statute, regulation or court order.

          11. Non-Disclosure. Officer covenants and agrees that he has delivered to the Company (and will not keep in his possession, or recreate or deliver to any third party) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, or other documents or property or reproductions of any aforementioned items relating to the Company. Further, Officer agrees forever not to disclose or use any information relating to the Company, its customers, business associates, affiliates, and parties, which is not generally known or readily available to the public, unless Officer obtains the Company's written consent, or the Officer is required to disclose such information pursuant to a court order or subpoena of which the Company has been given prior notice.

          12. Agreement Not to Compete or Solicit. During the period of Officer's employment after the Closing Date with CMS or its Affiliates (as the term "Affiliate" is defined in the Recapitalization Agreement, which definition is incorporated herein by this reference) Officer shall be bound by the noncompetition and nonsolicitation provisions of Section 4.10 and 4.12 of the Recapitalization Agreement. In the event Officer's employment with CMS or its Affiliates is terminated for any reason, whether voluntary or involuntary, Officer shall be bound by the terms and conditions of this Termination Agreement with respect to this agreement not to compete or solicit. In consideration thereof and the termination benefits specified in Paragraph 3 above, and the other terms, conditions, releases, and obligations of this Agreement, Officer agrees as follows:

               (a)  Acknowledgment.  Officer recognizes and
acknowledges that it is essential for the proper protection of the Company and its business interests that Officer be restrained
(a) from competing against the Company for a reasonable period following the termination of Officer's employment with the Company and following the Closing Date; (b) from soliciting or inducing any officer or employee of the Company to leave the employ of the Company; (c) from attempting to hire any officer or employee of the Company (other than through advertisements or general solicitations); and (d) from soliciting the trade of or trading with the customers and suppliers of the Company for any business purpose. Officer further recognizes and acknowledges that the Company's business interests that require and justify protection include, without limitation, trade secrets, confidential information, proprietary information, customer or supplier information and lists, accounts, knowledge and skill acquired with the Company, customer or supplier relations, and avoiding unfair competition. The "Period of Restriction" with respect to this Termination Agreement shall be the period from the date hereof through the second anniversary of the Closing Date.

               (b) Covenant Not to Compete. Officer shall not at anytime during the Period of Restriction engage in competition with the Company, render advice or service to any entity In Competition With the Company, or engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the Period of Restriction. The phrase "In Competition With the Company" as used herein shall be deemed to include competition with the Company or its respective successors or assigns, or the businesses of any of them. A person, firm, business, or other entity is "In Competition With the Company" if it is engaged in the design, development, manufacture, processing, marketing, or sale of personal computers, servers, semiconductor memory products, personal computer peripheral equipment, or any other activities (including the conducting of business) of the Company's advanced engineering group consistent with the activities conducted as of the date hereof. Notwithstanding the foregoing, the term In Competition With the Company shall not include the Business (as the term "Business" is defined in the Recapitalization Agreement, which definition is incorporated herein by this reference), and Officer shall not be prohibited from conducting such Business in connection with his employment by CMS or its Affiliates.

               (c) Covenant of Non-Solicitation of Employees. During the Period of Restriction, Officer shall not encourage, induce, attempt to induce, solicit or attempt to solicit any employee of the Company, or any of its parent, subsidiary or affiliate entities or businesses, whether directly or indirectly, personally or through others, nor shall Officer solicit for employment (other than through advertisements or general solicitations), or advise or recommend to any other person, firm, business or entity that they employ or solicit for employment, any employee of the Company, or any of its parent, subsidiary, or affiliate entities or businesses; provided, however, that this provision shall not preclude Officer from acting in accordance with the terms of the Recapitalization Agreement during the term of his future employment with CMS or its Affiliates, after the Closing Date, nor preclude Officer from giving an employment reference at the request of an employee or former employee of the Company, or at the request of a prospective employer of such former employee.

               (d)  Covenant of Non-Interference, Non-
Solicitation, and Non-Diversion of Business. During the Period of Restriction, Officer shall not, directly or indirectly, personally or through others, contact, solicit, advise, encourage, induce, or consult any client, account, or customer of the Company for the purpose or with the effect of causing such client, account or customer to purchase, license or otherwise obtain products or services from a person, firm, business or entity "In Competition With the Company" (as that term is defined in paragraph 12(b) above). Similarly, during the Period of Restriction, Officer shall not, directly or indirectly interfere with the business relationship between the Company and its customers, dealers, distributors, suppliers, vendors, independent contractors, service providers, or other parties with which the Company has business relationships, or encourage or induce (or attempt to induce) any such party to terminate its relationship with the Company, or to modify the terms of such relationship in a manner adverse to the best interests of the Company. Nothing set forth in the foregoing covenant shall prohibit Officer from conducting in a reasonable manner the Business at CMS or its Affiliates during the time period Officer remains employed at CMS or its Affiliates.

               (e)  Acknowledgment of Reasonableness of
Restrictions. Officer specifically acknowledges and agrees that the covenants and nature of the limitations upon Officer's activities as specified herein, together with the duration and scope of such covenants and restrictions, are reasonable limitations on Officer's activities, and that the restrictions are required to preserve, promote and protect the business interests and good-will of the Company and impose no greater restraint than is reasonably necessary to secure such protection.

               (f) Interpretation of Covenants. In the event that any covenant or the provisions of any covenant or restriction in this Termination Agreement shall be held invalid or unenforceable by a court of competent jurisdiction for any reason, including, but not limited to, the duration or scope thereof, such invalidity or unenforceability shall attach only to the specific covenant or provision determined to be unenforceable and the remaining covenants or provisions of the specific covenant shall remain in full force and effect for the greatest time period and for the broadest scope permitted by applicable law. Officer and the Company intend that each of the covenants shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America, and one for each and every political subdivision of each and every other country where the covenants shall be effective.

               (g) Restrictive Covenants. Officer represents and warrants that Officer's experience and capabilities are such that the restrictive covenants set forth in this Termination Agreement will not prevent Officer from earning a livelihood, and that Officer will be fully able to earn and receive an adequate livelihood for Officer and his dependents if any of such provisions should be specifically enforced against Officer.

          13. Accounting for Profits. Officer covenants and agrees that in the event Officer violates any of Officer's restrictions or obligations under this Termination Agreement the Company shall be entitled to an accounting and payment of all profits, compensation, commissions, remuneration or other benefits which Officer directly or indirectly has received and/or may receive as a result of growing out of or in connection with the violation of any such restrictions or obligations. Officer and the Company acknowledge and agree that such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Company is or may be entitled at law, in equity or under this Termination Agreement.

          14. Indemnification. Without in any way limiting any other rights or remedies otherwise available to the Company at law or in equity, Officer shall hold harmless and indemnify the Company from and against, and shall compensate and reimburse the Company for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees) charge, cost (including costs of investigation) or expense of any nature (collectively, the "Damages") which are directly or indirectly suffered or incurred at any time by the Company, or to which the Company otherwise becomes subject (regardless of whether or not such Damages relate to a third party claim), and that arise from or are directly or indirectly connected with any breach of any covenant or obligation of Officer contained herein.

          15. Entitlement to Equitable Relief. Officer and the Company acknowledge and agree that the breach by Officer of any covenant, restriction or obligation under this Agreement will cause the Company substantial, immediate and irreparable harm, that the extent of damages will be difficult to measure, and, consequently, there is not adequate remedy at law in the event of such breach. Accordingly, the Company and Officer hereby agree that the Company shall be entitled to injunctive relief, without prejudice to any other right the Company may have in law or in equity under this Agreement, by bringing an appropriate action for such remedy in any court of competent jurisdiction which the Company, in its sole discretion, deems appropriate.

          16. Consent to Jurisdiction and Venue. Officer hereby irrevocably submits to the jurisdiction of the United States District Court for the District of Idaho, or the District Court in and for the Counties of Ada or Canyon, State of Idaho, in any action or proceeding arising out of or relating to this Termination Agreement. Officer hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts. Officer further irrevocably waives any objection that Officer now or hereafter may have to the laying of venue of any action or proceeding arising out of or relating to this Termination Agreement brought in such courts on the ground that any such action or proceeding in such courts has been brought in an inconvenient forum. Nothing in this paragraph shall affect the right of the Company to bring any action or proceeding against Officer or Officer's property in the courts of other jurisdictions. Officer agrees that a final judgment in any such action or proceeding shall to the extent permitted by applicable law be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law related to the enforcement of judgments.

          17. Company Violation Not A Defense. The existence or allegation of any claims or causes of action of Officer against the Company shall not constitute a defense to the enforcement by the Company of the covenants or obligations contained in this Termination Agreement.

          18. Covenants of the Essence. The covenants of Officer set forth herein are of the essence of this Termination Agreement; they shall be construed as independent of any other provision in this Termination Agreement; and the existence of any claim or cause of action of Officer against the Company, whether predicated on this Termination Agreement or not, shall not constitute a defense to the enforcement by the Company of these covenants.

          19. Tolling Period. The covenants and obligations of Officer contained in this Termination Agreement shall be extended by the length of time during which Officer shall have been in breach of any of said provisions.

          20. Final Agreement. This Termination Agreement supersedes all prior agreements, and is the entire and final understanding of the Parties as to the subject matter hereof; provided, however, that the Indemnification Agreement dated February 19, 1997, between the Company and Officer shall survive this Termination Agreement.

          21. Severability. The validity or enforceability of any provision of this Termination Agreement shall not affect the validity or enforceability of any other provision of this Termination Agreement, which shall remain in full force and effect. In the event any provision is held to be void, voidable, unlawful, or unenforceable, the remaining portions of this Termination Agreement will continue in full force and effect to the fullest extent permitted under law, except that if Officer's release referenced in paragraph 7, above, is deemed void, voidable, unlawful, or unenforceable, then the Company, at its sole option and discretion, will be relieved of any remaining obligation under this Termination Agreement and entitled to recover any payments made to Officer under this Agreement.

          22. Modification. It is expressly agreed that this Termination Agreement may not be altered, amended, modified, or otherwise changed in any respect except by other written agreement that specifically refers to this Termination Agreement, duly executed by authorized representatives of the Parties hereto.

          23. Attorneys' Fees. If any action is brought to enforce the terms of this Termination Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and expenses from the other party, in addition to any other relief to which such prevailing party may be entitled.

          24. Choice of Law. This Termination Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Idaho, as applied to contracts between Idaho residents, entered into and to be performed entirely within the State of Idaho, without regard to the conflict of laws principles thereof.

          25. Tax Liability. Officer shall be responsible for, and agrees to indemnify and hold the Company harmless from any and all tax obligations for which Officer or the Company may become liable as a result of this Termination Agreement, except for the Company's F.I.C.A. withholdings or ordinary federal and state employment tax liabilities, if any, which shall remain the Company's obligation.

          26. Binding Effect. This Termination Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors in interest of any kind whatsoever. Notwithstanding any other provision of this Termination Agreement, this Termination Agreement shall be null and void and of no further force or effect in the event the Recapitalization Agreement is terminated without consummation of the Recapitalization.

     IN WITNESS WHEREOF, the Parties set their hands the day and year herinabove written.

MICRON ELECTRONICS, INC.                ROBERT F. SUBIA

By: /s/ T. Erik Oaas                    Sign: /s/ Robert F. Subia
   --------------------------------          ---------------------------
      (authorized signature)

Name: T. Erik Oaas
     ------------------------------
Title: EVP, Finance and CFO
      -----------------------------

                            EXHIBIT A

                   Form of Release of Officer

                             RELEASE

          TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW that MICRON ELECTRONICS, INC., a Minnesota corporation (the "Company"),agrees to and does hereby fully and completely forever release, absolve and discharge, ROBERT F. SUBIA (the "Officer"), and his heirs, executors, and administrators (hereinafter collectively referred to as the "OFFICER RELEASEES"), with respect to and from any and all causes of actions, claims, demands, agreements, promises, damages, disputes, controversies, contracts, covenants, actions, suits, accounts, wages, obligations, debts, expenses, attorneys' fees, damages, judgments, orders and liabilities of any kind whatsoever (hereinafter collectively referred to as "Claims"), which the Company ever had, now has or may have against the OFFICER RELEASEES or any of them, in law, equity or otherwise, whether known or unknown to the Company, for, upon, or by reason of, any matter, course or thing whatsoever from the beginning of time to the date of this Release, including specifically, but not exclusively and without limiting the generality of the foregoing, based upon, arising out of or related in any way to (i) the Officer's obligations under the Severance Agreement dated January 30, 1996 (the "Severance Agreement"), (ii) any transaction, occurrence, act or omission related to the Officer's employment by the Company or the termination of that employment and (iii) all matters referred to in the Severance Agreement and any applicable employment, compensatory or equity arrangement with the Company or any of its affiliates; provided, however, that nothing herein shall release the Officer from any obligations arising under or referred to or described in the Termination Agreement dated December ____, 1997 (as amended, modified or otherwise supplemental from time to time, the "Termination Agreement") between the Company and the Officer, or impair the right or ability of the undersigned to enforce the Termination Agreement (or such provisions). All claims released by the undersigned pursuant to this Release shall collectively be referred to herein as the "Released Company Claims."

          [Notwithstanding the foregoing, in no event shall the Released Company Claims include any Claims involving fraud, malfeasance or willful misconduct on the part of the Officer.]

          This Release shall be governed by and construed in accordance with the laws of the State of Idaho applicable to contracts made and to be performed solely within such State, and without regard to the conflict of laws principles thereof.

          This Release shall not be amended, altered, modified, changed or rescinded except by an instrument in writing signed by the undersigned.

          This Release shall be binding upon the undersigned and its successors and assigns.

          IN WITNESS WHEREOF, the undersigned has caused this RELEASE to be executed on this ____ day of _____________, 19____.

                                   Micron Electronics, Inc.

                         Signed:   _____________________
                         Printed:  _____________________
                         Title:    _____________________

                            EXHIBIT B

                   Form of Release of Company

                             RELEASE

          TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW that the undersigned, ROBERT F. SUBIA, on his own behalf and on behalf of his heirs, executors and administrators, agrees to and does hereby fully and completely forever release, absolve and discharge, MICRON ELECTRONICS, INC., a Minnesota corporation (the "Company"), and its subsidiaries, affiliates, predecessors and successors and all of their respective past and/or present directors, officers, shareholders, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries in their individual and/or representative capacities (hereinafter collectively referred to as the "COMPANY RELEASEES"), with respect to and from any and all causes of actions, claims, demands, agreements, promises, damages, disputes, controversies, contracts, covenants, actions, suits, accounts, wages, obligations, debts, expenses, attorneys' fees, damages, judgments, orders and liabilities of any kind whatsoever (hereinafter collectively referred to as "Claims"), which the undersigned or her heirs, executors and administrators, as applicable, ever had, now have or may have against the COMPANY RELEASEES or any of them, in law, equity or otherwise, whether known or unknown to the undersigned, for, upon, or by reason of, any matter, course or thing whatsoever from the beginning of time to the date of this Release, including specifically, but not exclusively and without limiting the generality of the foregoing, based upon, arising out of or related in any way to (i) the Company's obligations under the Severance Agreement dated January 30, 1996 (the "Severance Agreement"), (ii) any transaction, occurrence, act or omission related to the undersigned's employment by the Company or the termination of that employment, including, but not limited to, any claims of severance pay, bonus, sick leave, disability pay, vacation pay, life insurance, health and medical insurance or any other fringe benefits, workers' compensation or disability benefits and (iii) all matters referred to in the Severance Agreement and any applicable employment, compensatory or equity arrangement with the Company or any of its affiliates); provided , however, that nothing herein shall release the Company from any obligations arising under or referred to or described in the Termination Agreement dated December ____, 1997 (as amended, modified or otherwise supplemented from time to time, the "Termination Agreement") between the Company and the undersigned, or impair the right or ability of the undersigned to enforce the Termination Agreement. All Claims released by the undersigned pursuant to this Release shall collectively be referred to herein as the "Released Officer Claims".

          Notwithstanding the generality of the foregoing, the Released Officer Claims shall include, without limitation, (i) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Employment Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (ii) any claims for wrongful discharge, breach of contract, express or implied contract, promissory estoppel, breach of the implied covenant of good faith and fair dealing, public policy, retaliatory discharge, intentional or negligent infliction of emotional distress, outrageous conduct, harassment, defamation, libel, slander, interference with contractual relations or prospective economic advantage, right of privacy, negligence, negligent retention, false imprisonment, conspiracy, assault, battery, or any other contract or tort based claim or cause of action, or any compensation claims, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, statutory damages, punitive damages, attorney's fees, costs, expenses and all claims for any other type of damage or relief.

          This Release shall be governed by and construed in accordance with the laws of the State of Idaho applicable to contracts made and to be performed solely within such State, and without regard to the conflict of laws principles thereof.

          This Release shall not be amended, altered, modified, changed or rescinded except by an instrument in writing signed by the undersigned.

          This Release shall be binding upon the undersigned and his legal representatives, executors and administrators.

          IN WITNESS WHEREOF, the undersigned has executed this RELEASE on this ____ day of _____________, 19____.

                                   Robert F. Subia

                         Signed:   _____________________
                         Printed:  _____________________